UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 11, 2024
Date of Report (Date of earliest event reported)
________________________________________________________
QT IMAGING HOLDINGS, Inc.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Definitive Material Agreement

As previously disclosed in a Current Report filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2024, QT Imaging Holdings, Inc., a Delaware corporation (“QT Imaging”), entered into a Distribution Agreement, with NXC Imaging, Inc. (“NXC”), a wholly-owned subsidiary of Canon Medical Systems USA, Inc. (“CMSU”) (the “Distribution Agreement”), pursuant to which QT Imaging appointed NXC as the exclusive reseller to market, advertise, and resell certain Equipment (as defined in the Distribution Agreement) in the U.S. and U.S. territories.

On October 29, 2024, the parties entered into Amendment No. 1 to the Distribution Agreement (the “First Amendment”) to expand Section 20 of the Distribution Agreement to provide that NXC shall be obligated to inform its customers who purchase the Equipment that such customers shall not (i) use, copy, distribute, display, perform, or prepare derivative works of any materials accompanying or embodied in the Equipment (except to the extent expressly permitted by such customer’s license to such Equipment and its documentation) or (ii) use any Seller Marks (as defined in the Distribution Agreement), in each case without QT Imaging’s prior written consent. Further, the First Amendment provides that upon any unauthorized use of the Seller Marks or materials accompanying the Equipment by any customer, NXC shall promptly inform QT Imaging and provide all reasonably requested assistance in termination such unauthorized use.

On December 11, 2024, QT Imaging and NXC entered into the Amended and Restated Distribution Agreement (the “Amended Distribution Agreement”), which amends and restates the Distribution Agreement in its entirety. The Amended Distribution Agreement provides for the following modifications to the Distribution Agreement, with the balance of terms (including those added by the First Amendment) remaining materially unchanged:

Sale of Equipment

Under terms of the Amended Distribution Agreement, in the event that Canon Medical Systems Corporation (“CMSC”), which is the parent of CMSU, enters into certain Manufacturing Agreement (the “Manufacturing Agreement”) by December 30, 2024, then fulfillment by the parties to the Manufacturing Agreement of their respective obligations under such Manufacturing Agreement shall be a condition to NXC being the exclusive reseller to market, advertise, and resell certain Equipment (as defined in the Amended Distribution Agreement) in the U.S. and U.S. territories (the “Territory”).

Minimum Order Quantities and Pricing

The Amended Distribution Agreement provides that no later than five (5) days prior to the end of each calendar quarter, NXC shall provide to QT Imaging a Forecast (as defined in the Amended Distribution Agreement) of the anticipated purchases of Equipment during the subsequent twelve (12) month period. The Amended Distribution Agreement further provides that the Forecast for 2025 and 2026 shall be no less than the amounts (“Minimum Order Quantities” or “MOQs”) set forth in Exhibit C to the Amended Distribution Agreement, by quarter and by year. Furthermore, all purchase orders from NXC shall be for no less than the MOQs, which NXC must order on the quarterly and annual basis as set forth in Exhibit C to the Amended Distribution Agreement. However, in the event that the Manufacturing Agreement that is currently being negotiated with CMSC is not entered into, then the MOQs shall be non-binding only in the event that QT Imaging cannot fulfill the manufacture and delivery volumes required for NXC to meet the MOQs.

Should NXC fail to submit a purchase order for no less than the MOQs in any quarterly or annual period, then QT Imaging may invoice NXC and NXC shall pay QT Imaging for the difference between the Equipment purchased and the MOQs for such period.

NXC’s purchases will be in accordance with a product pricing schedule attached to the Distribution Agreement as Exhibit B (subject to change upon 60 days’ prior written notice by QT Imaging). The Amended Distribution Agreement removes the cap on markup by NXC on its resale of the cost of the Equipment that was provided for by the Distribution Agreement, such that NXC may set the resale price for customers at its sole discretion.

Payment Terms

Except as otherwise set forth in an applicable Approved Order (as defined in the Amended Distribution Agreement), the Amended Distribution Agreement provides that QT Imaging will invoice NXC for Equipment upon shipment of the Equipment and NXC shall pay the invoice by NET thirty (30) days from shipment of the Equipment.

After Sale Service

The Amended Distribution Agreement obligates QT Imaging to continue to provide technical support, spare parts, and necessary know-how in order for NXC to continue to service and support Equipment for at least five (5) years after installation of the Equipment at a customer site. The Amended Distribution Agreement also deleted a provision in the Distribution Agreement that required NXC to request each of its customers to have a qualified or trained breast radiologist.

Limited Warranty

The Amended Distribution Agreement contains limited warranties with respect to the Equipment and relevant spare parts, to remain in effect (a) for Equipment for the shorter of fifteen (15) months from the shipment of the Equipment or twelve (12) months from the date of customer acceptance of installed Equipment, and (b) the relevant spare parts for the shorter of twelve (12) months from the date of their shipment and six (6) months from the date that their completion is installed.

Non-Solicitation

The Amended Distribution Agreement contains a non-solicitation provision stating that QT Imaging agrees, during the term thereof and for a period of three (3) years after, QT Imaging shall not, directly or indirectly: (a) interfere with or attempt to interfere with any relationship between NXC and any of its distributors, agents, employees, consultants, independent contractors, agents or representatives, (b) solicit the business or accounts of NXC, or (c) divert or attempt to direct from NXC any business or interfere with any relationship between the NXC or any of its clients, suppliers, customers or other business relations; provided, however, that QT Imaging may engage with the end customers that have acquired the Equipment to the extent necessary to enable such end customers to utilize the Equipment. Furthermore, to the extent not otherwise prohibited by law, each party agrees that, during the term of the Amended Distribution Agreement and for a period of three (3) years after, each party shall not, directly or indirectly solicit for employment the employees of the other except to the extent that such solicitation is done through a general advertisement or solicitation that is not specifically targeting the employees of the other.

Term

The Amended Distribution Agreement extends the term from December 31, 2025 until December 31, 2026, unless earlier terminated or extended by mutual written agreement.

The foregoing description is qualified in its entirety by reference to the Amended Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d)Exhibits:

Exhibit No.	Description
10.1*	Amended and Restated Distribution Agreement, dated as of December 11, 2024, by and between QT Imaging Holdings, Inc. and NXC Imaging, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) because it is both (i) immaterial and (ii) treated by QT Imaging as private and confidential. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 12, 2024	QT Imaging Holdings, Inc.
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer